UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: April 17, 2009
(Date of earliest event reported)

KIMBERLY-CLARK CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-225	39-0394230

(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

P.O. Box 619100, Dallas, Texas	75261-9100
(Address of principal executive offices)	(Zip Code)

(972) 281-1200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02   Results of Operations and Financial Condition.

Attached and incorporated herein by reference as Exhibit 99.1 is a copy of the press release of Kimberly-Clark Corporation (the “Corporation”), dated April 22, 2009, reporting the Corporation’s results of operations for the quarter ended March 31, 2009.

The information, including exhibits attached hereto, in Item 2.02 of this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in Item 2.02 of this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of
Certain Officers; Compensatory Arrangements of Certain Officers

(e)   As described below, in connection with providing that, effective December 31, 2009, no future compensation and benefit service will be accrued under the Pension Plan (the “Pension Plan”) of Kimberly-Clark Corporation (the “Corporation”), the Supplemental Benefit Plan and the Second Supplemental Benefit Plan to the Pension Plan (the “Supplemental Plans”) were amended on April 17, 2009 to provide that no future compensation and benefit service will be accrued under the Supplemental Plans after December 31, 2009.

In addition, in connection with the discontinuation of contributions for future plan years under the Corporation’s Incentive Investment Plan and the Retirement Contribution Plan described below, the Corporation’s Retirement Contribution Excess Benefit Program (the “Supplemental Retirement Contribution Program”) was amended to provide that all credits to participant accounts would be discontinued for future plan years.

These amendments will not affect benefits earned by participants prior to January 1, 2010.  The amendments to the Supplemental Plans and the Supplemental Retirement Contribution Program are attached as Exhibit No. (10)u.

Item 8.01   Other Events

On April 17, 2009, the Corporation took the following actions, effective December 31, 2009:

•	no future compensation and benefit service under the Pension Plan will be accrued (other than for certain employees subject to collectively bargained agreements),

•	no future compensation and benefit service under the Supplemental Plans will be accrued,

•
all contributions to the Incentive Investment Plan and the Retirement Contribution Plan will be discontinued for future plan years (other than for certain employees subject to collectively bargained agreements), and

•	all credits to participant accounts will be discontinued under the Supplemental Retirement Contribution Program for future plan years.

The Corporation also intends, effective January 1, 2010, to:

•
adopt a defined contribution plan under Section 401 of the Internal Revenue Code that would provide for a matching contribution by the Corporation of 100 percent of an employee’s contribution to the plan, to a maximum four percent per year of eligible compensation, as well as a discretionary profit sharing contribution of up to a maximum of six percent per year of eligible compensation, in which the Corporation’s contributions would be based on the Corporation’s profit performance, and

•
amend the Supplemental Retirement Contribution Program to provide a corresponding supplemental plan benefit to the defined contribution plan described above to fulfill the intent of the plan without regard to the limitations imposed by the Internal Revenue Code on qualified defined contribution plans.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No. (10)u.  Amendments to the Supplemental Benefit Plan and the Second Supplemental Benefit Plan to the Kimberly-Clark Corporation Pension Plan and to the Retirement Contribution Excess Benefit Program.

Exhibit No. 99.1. Press release issued by Kimberly-Clark Corporation on April 22, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIMBERLY-CLARK CORPORATION

Date: April 22, 2009	By: /s/ Mark A. Buthman
Mark A. Buthman
Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No. (10)u.  Amendments to the Supplemental Benefit Plan and the Second Supplemental Benefit Plan to the Kimberly-Clark Corporation Pension Plan and to the Retirement Contribution Excess Benefit Program.

Exhibit No. 99.1.  Press release issued by Kimberly-Clark Corporation on April 22, 2009.